UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 10, 2012

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 10, 2012, Authentidate Holding Corp. (the “Company” or “Authentidate”) entered into Indemnification Agreements with each of the non-employee members of its Board of Directors, each of who are referred to as an “Indemnitee.”

The Indemnification Agreements provide, subject to the procedures, limitations and exclusions set forth in the agreements: (i) that we will indemnify the Indemnitee to the fullest extent permitted by applicable law in the event the Indemnitee is, or is threatened to be made, a party to or a participant in an action, suit or other proceeding by reason of the fact that the Indemnitee is or was one of our directors or is or was serving at our request as a director, officer, employee, agent or fiduciary of another enterprise; (ii) that we will advance, to the fullest extent not prohibited by applicable law, the expenses incurred by the Indemnitee in connection with any such proceeding; (iii) that the rights of the Indemnitee under the agreement are in addition to any other rights the Indemnitee may have otherwise; and (iv) that the agreement shall continue until and terminate upon 10 years after the latest date that the Indemnitee shall have ceased to serve as one of our directors or as a director, officer, employee, agent or fiduciary of any other enterprise at our request. We are required to advance such person’s expenses in connection with his or her defense, provided that the Indemnitee undertakes to repay all amounts advanced if it is ultimately determined that such person is not entitled to be indemnified by the Company. The Company is not currently aware of any fact or circumstance that would be expected to lead to a request for indemnification or advancement of expenses by any Indemnitee.

A copy of the form of Indemnification Agreement is attached hereto as Exhibit 10.1. The foregoing summary is qualified in its entirety by reference to the form of agreement filed with this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of the Current Report on Form 8-K, the information required to be disclosed in this Item 3.02 concerning the grant of stock options to O’Connell Benjamin is incorporated herein by reference from Item 5.02.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2012, Authentidate entered into a new employment agreement with O’Connell Benjamin, its Chief Executive Officer and President. Mr. Benjamin may be referred to herein as the “Executive”. The following is a summary description of the terms of employment agreed upon by the Company and Mr. Benjamin:

The employment agreement is effective as of September 10, 2012 and expires September 30, 2013, unless sooner terminated as provided therein. Under the employment agreement, Mr. Benjamin’s base salary is $290,000 per annum; however, Mr. Benjamin agreed to accept 15% of his base salary in the form of employee stock options in accordance with the terms of that certain Compensation Modification Agreement entered into with the Company as of June 21, 2012. The employment agreement provides that base salary shall automatically increase by $50,000 per annum in the event that the Company achieves cashflow breakeven, as defined in the employment agreement, during the initial term of the agreement.

Mr. Benjamin shall receive a one-time bonus of $150,000 if the Company’s common stock has a closing price at or above $5.20 for 30 consecutive trading days during the Company’s fiscal year ending June 30, 2013. In addition, he shall be eligible for an additional bonus in the discretion of the Management Resources and Compensation Committee of not less than 50% of base salary in the event that the Company, during the fiscal year ending June 30, 2013, achieves (i) cashflow breakeven and (ii) the Company (or its subsidiary) executes firm sales contracts resulting in the sale, during the fiscal year ending June 30, 2013, of at least 10,000 units of the Company’s telehealth product offerings.

Under the agreement, Mr. Benjamin was granted options to purchase 200,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of execution of the employment agreement, as determined in accordance with the Company’s 2011 Omnibus Equity Incentive Plan. This option grant is subject to the following vesting provisions: (i) 50,000 of such options are subject to time-based vesting with 33.3% of the options vesting on the first anniversary of the grant date and the balance of such amount vesting in equal monthly installments thereafter over the subsequent 24 months; (ii) 75,000 of such options shall vest in the event the Company (or its subsidiary) executes firm sales contracts during the fiscal year ending June 30, 2013 for at least 10,000 units of its telehealth product offerings; and (iii) 75,000 of such options shall vest in the event the Company achieves “cashflow breakeven” prior to September 30, 2013. The options are exercisable for a term of ten years.

In the event of the termination of employment by the Company without “cause” or by the Executive for “good reason,” as those terms are defined in the employment agreement, or in the event the Executive’s employment is terminated due to his disability, he would be entitled to: (a) a severance payment of 12 months of base salary; (b) continued participation in the Company’s health and welfare plans until the later of the expiration date of the agreement or the end of the month of the one-year anniversary of the termination of his employment; and (c) all compensation accrued but not paid as of the termination date. In addition, in the event the Company decides not to renew the agreement or if the Company and the Executive are unable to reach agreement on the terms of a new agreement prior to the expiration date, the Executive will be entitled to the severance payment and other benefits described above. In addition, in the event of a “Change in Control” of the Company, as defined in the employment agreement, the Executive would have the right to terminate his employment for any reason within a limited period of time following the change of control and such termination would be deemed for “good reason”. In the event of the termination of the Executive’s employment by the Company without “cause”, or by the Executive for “good reason”, or if upon the expiration of the employment agreement the Executive’s employment is not renewed, the conditions to the vesting of any outstanding equity incentive awards granted to the Executive shall be deemed void and all such awards shall be immediately and fully vested and exercisable. If the Executive’s employment is terminated by the Company for “cause” or by the Executive without “good reason,” the Executive is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation. The employment agreement contains confidentiality obligations that survive termination and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Benjamin’s employment.

The foregoing summary of the employment agreement is qualified in its entirety by reference to the full text of such agreement, which is filed herewith as Exhibits 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement

10.2	Employment Agreement between Authentidate Holding Corp. and O’Connell Benjamin

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

	By:	/s/ O’Connell Benjamin
	Name:	O’Connell Benjamin
	Title:	Chief Executive Officer and President

Date: September 12, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement

10.2	Employment Agreement between Authentidate Holding Corp. and O’Connell Benjamin

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